Exhibit 5(b)


                                         July 15, 1998


Wachovia Corporation
100 North Main Street
Winston-Salem, North Carolina  27101

Ladies and Gentlemen:

          This opinion is delivered to you in connection with the

Registration Statement on Form S-3 (the "Registration Statement") filed under the Securities Act of 1933, as amended (the "Act"), by Wachovia Corporation,

a North Carolina corporation (the "Registrant"), which Registration Statement relates to $2,500,000,000 aggregate principal amount of debt securities consisting of senior debt securities and/or subordinated debt securities (the

"Debt Securities") to be issued by the Registrant.

          We have examined (i) the Registration Statement, (ii) the Indenture

(the "Senior Indenture") between the Registrant and The Chase Manhattan Bank,

as senior trustee (the "Senior Trustee"), dated as of August 15, 1996, as filed as an exhibit to the Registration Statement, and (iii) the Indenture

(the "Subordinated Indenture") between the Registrant and The Chase Manhattan

Trust Company, National Association, as successor trustee (the "Subordinated

Trustee"), dated as of March 1, 1993, as filed as an exhibit to the

Registration Statement.  In addition, we have examined, and have relied as to matters of fact upon, originals or copies, certified or otherwise identified to our satisfaction, of such corporate records, agreements, documents and other instruments and such certificates or comparable documents of public officials and of officers and representatives of the Registrant, and have made such other and further investigations, as we have deemed relevant and necessary as a basis for the opinions hereinafter set forth.
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          In such examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies, and the authenticity of the originals of such latter documents.

          We have also assumed that (i) the Registration Statement, and any applicable amendments thereto (including post-effective amendments), will have become effective under the Act at the time of issuance, offering and sale of the Debt Securities, (ii) the Debt Securities will be issued and sold in compliance with applicable federal and state securities laws solely in the manner stated in the Registration Statement and will be governed by the law of the State of New York, (iii) a definitive purchase, underwriting or similar agreement with respect to the Debt Securities will have been duly authorized and validly executed and delivered by the Registrant and the other parties thereto, (iv) each of the Senior Indenture and the Subordinated

Indenture has been duly authorized and validly executed and delivered by the

Registrant and the Senior Trustee and the Subordinated Trustee, respectively,

and (v) each of the Senior Indenture and the Subordinated Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended.

          Based upon the foregoing, and subject to the qualifications and limitations stated herein, we are of the opinion that, when (i) the Board of

Directors of the Registrant (the "Board") has taken all necessary corporate action to approve the issuance and terms of the Debt Securities, the terms of the offering thereof and related matters, and (ii) the Debt Securities have been duly executed, authenticated, issued and delivered in accordance with the provisions of the Senior Indenture or the Subordinated Indenture (as the

case may be) and the applicable definitive purchase, underwriting or similar agreement approved by the Board, upon payment of the consideration therefor provided for therein, the Debt Securities will constitute valid and legally
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binding obligations of the Registrant, enforceable against the Registrant in accordance with their terms.

          Our opinion set forth in the preceding paragraph is subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization,

moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

          We are members of the Bar of the State of New York and we do not express any opinion herein concerning any law other than the law of the State of New York and the federal law of the United States of America.  Insofar as the opinion set forth herein relates to issues governed by the law of the

State of North Carolina, we have relied on the accompanying opinion of

Kenneth W. McAllister, Esq., General Counsel of the Registrant.

          We consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the reference to us under the caption

"Legal Matters" in the Prospectus forming a part of the Registration

Statement.



                                    Very truly yours,


                                    /s/ SIMPSON THACHER & BARTLETT
                                    SIMPSON THACHER & BARTLETT